UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant ☐                            Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12.

CAPITOL TRUST I

(Name of Registrant as Specified in its Charter)

CAPITOL BANCORP LIMITED

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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CAPITOL BANCORP LTD.

YOUR RESPONSE TO THIS SOLICITATION IS
IMPORTANT!

September 8, 2010

Dear Trust Preferred Shareholder:

Please be advised that the Consent Solicitation deadline has been extended to 5:00 P.M. EDT on September 22, 2010.

If you have not yet delivered your consent or if you have already voted against the Proposed Amendments, we encourage you to consent your shares using the enclosed duplicate instruction form as soon as possible.

This Consent Solicitation applies only to the adoption of the Proposed Amendments to the Indenture and the Guarantee Agreement.  You are not being asked, in this solicitation, to consent to the Related Transactions or to tender any of the Trust Preferred Securities that you hold.

YOUR RESPONSE TO THIS SOLICITATION IS IMPORTANT!

•	Capitol believes that the current offer to exchange shares of Capitol Trust XII may enhance its overall capital position and further facilitate its operating strategies.
•
Holders will have the option, but not an obligation in the event of an offer to exchange shares of Capitol Trust I, to accept common shares of Capitol in exchange for their Trust Preferred Securities if any such holder, in its sole discretion, deems such an exchange to be in its own best interest.

•
The current exchange offer with holders of shares of Capitol Trust XII will have the effect of improving holders’ relative security position because (a) securities ranking pari passu with the Trust Preferred Securities will be converted to shares of common stock which are securities ranking junior to the Trust Preferred Securities, thus improving the holders’ relative security position, and (b) Capitol’s consolidated balance sheet will reflect an improved capital ratio, which improves the security position of both the holders and the debentureholders.

PLEASE VOTE TODAY!

Failure to Consent will have the same effect as a vote against approval of the Proposed Amendments.

For your convenience, we have enclosed a duplicate consent form. We have also made arrangements to allow you to consent via telephone or internet by following the instructions listed on the consent form. We hope that we can count on your support for the Proposed Amendments to the Indenture and Guarantee Agreement.  If you have any questions, or need assistance in voting your shares, we encourage you to call our consent solicitor, MacKenzie Partners, Inc. at (800) 322-2885.

Sincerely,

Capitol Bancorp Limited